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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PATHMARK STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PATHMARK STORES, INC.
200 Milik Street,
Carteret, NJ 07008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 13, 2003

To the Stockholders of the Company:

        The Annual Meeting of Stockholders of PATHMARK STORES, INC. will be held at the corporate headquarters, 200 Milik Street, Carteret, New Jersey 07008, on Friday, June 13, 2003, at 3:00 p.m., local eastern time, for the following purposes:

  1.
  to elect six directors;

  2.
  to consider and vote upon a proposal to amend the terms of the Amended and Restated Pathmark Stores, Inc. 2000 Employee Equity Plan;

  3.
  to consider and vote upon a proposal to amend the terms of the Amended and Restated Pathmark Stores, Inc. 2000 Non-Employee Directors Equity Plan;

  4.
  to ratify our selection of Deloitte & Touche LLP as our independent auditors for 2003; and

  5.
  to transact such other business as properly may be brought before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 28, 2003 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

        Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the meeting. If you do not plan to attend, please fill in, sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                      By Order of the Board of Directors,

                              Marc A. Strassler

                              Senior Vice President,
                              Secretary and General Counsel

May 5, 2003

PATHMARK STORES, INC.
200 Milik Street
Carteret, New Jersey 07008

PROXY STATEMENT

INTRODUCTION

        This Proxy Statement is sent to you in connection with the solicitation of proxies by the Board of Directors of Pathmark Stores, Inc., a Delaware corporation, for use at the 2003 Annual Meeting of Stockholders. The meeting will be held at the Company's headquarters, 200 Milik Street, Carteret, New Jersey 07008, at 3:00 p.m. (local Eastern Time), on Friday, June 13, 2003, and any adjournment or postponement thereof. Copies of this Proxy Statement and the accompanying proxy are being mailed to stockholders on or about May 9, 2003.

        As used in this Proxy Statement, "Annual Meeting" refers to the meeting described above. "Company" or "Pathmark" refers to Pathmark Stores, Inc., "Common Stock" refers to the Company's common stock, par value $0.01, and "Record Date" for the Annual Meeting refers to April 28, 2003.

        On July 12, 2000 (the "Petition Date"), Pathmark and its then three parent entities, PTK Holdings, Inc. ("PTK"), Supermarkets General Holdings Corporation ("Holdings") and SMG-II Holdings Corporation ("SMG-II"), filed a prepackaged plan of reorganization (the "Plan of Reorganization") in the U.S. Bankruptcy Court in Delaware (the "Court") pursuant to Chapter 11 of the United States Bankruptcy Code ("Chapter 11"). On September 7, 2000, the Court entered an order confirming the Plan of Reorganization, which became effective on September 19, 2000 (the "Plan Effective Date"), at which time the Company formally exited Chapter 11. As part of the Plan of Reorganization, all subordinated debt in the amount of approximately $1 billion was canceled and the holders of such subordinated debt received 100% of the Common Stock and warrants to purchase an additional 15% of the Common Stock (the "Warrants"). Additionally, as part of the Plan of Reorganization, (a) PTK merged with Pathmark, with Pathmark being the surviving entity; (b) immediately thereafter Holdings merged with Pathmark, with Pathmark being the surviving entity; and (c) immediately thereafter, SMG-II merged with Pathmark, with Pathmark being the surviving entity, on the Plan Effective Date.

VOTING INFORMATION

Stockholders Who May Vote

        Only holders of record of the Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. On the Record Date, there were outstanding for voting purposes 30,071,192 shares of Common Stock. Each stockholder shall have one vote per share on all business of the Annual Meeting.

Quorum; Effect of Votes

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock will constitute a quorum at the Annual Meeting. Outstanding shares of Common Stock represented by stockholders who duly execute and return proxies on the accompanying proxy card will be treated as being present at the Annual Meeting for purposes of determining a quorum.

        Directors are to be elected by a plurality of the votes cast at the meeting in person or by proxy by the holders of shares entitled to vote in the election. With respect to the proposals to approve amendments to the Amended and Restated 2000 Employee Equity Plan of the Company (the "EEP") and the Amended and Restated 2000 Non-Employee Directors Equity Plan (the "Directors Plan"), respectively, and to ratify the selection of our auditors, the affirmative vote of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting is required. Stockholders may vote for or withhold voting for any or all nominees for the Board of Directors and may vote for or against, or abstain from voting on the EEP proposal, the Directors Plan proposal, and/or the auditor ratification proposal by so indicating on the accompanying proxy card. If a proxy instruction indicates an abstention under the EEP, Directors Plan or auditor proposals or that a vote is being withheld in connection with the election of one or more nominees for director, the shares represented by that proxy will not be counted as casting votes with respect to the EEP, Directors Plan or auditor proposals or for such director nominees, although they will be included in determining the number of shares present at the meeting and entitled to vote on the subject matter. Shares held in street name by a broker who does not have express or discretionary authority to vote on a particular matter ("broker non-votes") also will not be counted as casting votes with respect to the matter but will be counted for purposes of establishing a quorum.

        The Company does not presently know of any other business that may properly come before the stockholders for a vote at the Annual Meeting. As to any such other matters, unless a greater or different vote were required by applicable law, the certificate of incorporation or the by-laws, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter would be required to approve such matter, and abstentions and broker non-votes would be treated as described above.

Proxy Solicitation

        Proxies are being solicited by and on behalf of the Board of Directors. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed by out-of-pocket expenses in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, the Company has retained Innisfree M&A Incorporated for a fee of approximately $7,500 (plus expenses) to assist in the solicitation.

Proxy Voting and Revocation of Proxy

        The proxy solicited by this Proxy Statement, if properly signed and received by the Company in time for the Annual Meeting, will be voted in accordance with the instructions it contains. You may revoke the proxy at any time prior to its use at the Annual Meeting by filing written notice of such revocation with the Secretary of the Company at 200 Milik Street, Carteret, New Jersey 07008, by submitting a later dated and properly executed proxy, or by appearing at the Annual Meeting and giving the Secretary notice of your intention to vote in person. Representatives of Mellon Investor Services will tabulate the votes and act as inspectors of election.

        YOU ARE REQUESTED TO COMPLETE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. Unless you indicate otherwise in your proxy, the persons named as your proxies will vote FOR all of the nominees for director, FOR approval of the EEP, FOR approval of the Directors Plan and FOR ratification of the independent auditors. Although the Company does not presently know of any other business to be presented at the meeting, should any other business properly come before the meeting, the persons named as your proxies, to the extent permitted by law, will have discretion to vote and will vote in accordance with their best judgment.

PROPOSAL 1

ELECTION OF DIRECTORS

        At this Annual Meeting, six directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. All director nominees are currently directors of the Company and each has consented to serve as director until the expiration of his term. If any of them should decline or be unable to act as a director, the persons named in the proxy will vote for such substitute nominee or nominees, as may be designated by the Board, unless the Board reduces the number of directors accordingly. Mr. Robert Miller, a current member of the Board of Directors, is not standing for re-election.

Nominees

Name	Age	Positions and Office	Director of the Company Since
William J. Begley	60	Former Deputy Chairman at Wasserstein Perella Co., Inc., an investment bank, and President of the firm's trading division. Mr. Begley is also a director of the Bank of Somerset Hills.	2000
Daniel H. Fitzgerald	50	Former Managing Director at Gleacher Natwest, an investment bank, from 1996 to 2000, where he was head of its High Yield Bond Department.	2000
Eugene M. Freedman	71	Senior Advisor of and Partner in Monitor Company Group Limited Partnership, an international business strategy and consulting firm which he joined in 1995. He was a founder, Managing Director and President of Monitor Clipper Partners, a private equity firm, from its foundation in 1997 until the end of 1999, and from 1999 until the end of 2002, he was a Senior Advisor of that firm. Mr. Freedman is currently a director of Limited Brands, Inc., e-Studio Live, Inc., JNet Enterprises, Inc. and Outcome Sciences, Inc., and he is on the Advisory Board of the Cross Country Group, Inc.	2000
Eileen R. Scott (1)	50	Chief Executive Officer of the Company since October 2002. Executive Vice President, Store Operations, from November 2001 until October 2002; Executive Vice President, Merchandising and Logistics, prior thereto. Ms. Scott is also a director of Dollar Tree Stores, Inc.	2002
Frank G. Vitrano(1)	47	President, Chief Financial Officer and Treasurer since October 2002; Executive Vice President, Chief Financial Officer and Treasurer of the Company from January 2000 to October 2002; Senior Vice President, Chief Financial Officer and Treasurer from September 1998 to January 2000, and Vice President and Treasurer prior thereto.	2000

Steven L. Volla(1)	55	Chairman of the Board (non-executive) since October 2002. From June 1994 until February 2001, non-executive Chairman of Primary Health Systems, Inc., a hospital management company. From 1995 through the Plan Effective Date, Mr. Volla was a Director of Holdings. Mr. Volla is also a Director and a member of the Audit Committee of Sun Healthcare Group, Inc., and a director and Chairman of the Audit Committee of Brown Schools of America.	2000

(1)
Ms. Scott served as the Company's Executive Vice President, Merchandising and Logistics, and Mr. Vitrano served as the Company's Executive Vice President and Chief Financial Officer on the Petition Date. Mr. Volla was a member of the Board of Directors of Holdings on the Petition Date. The Plan of Reorganization was confirmed by the Court on September 7, 2000 and the Company emerged from Chapter 11 on the Plan Effective Date.

Board Recommendation

        The Board unanimously recommends a vote FOR election of the above nominees as directors.

Information Regarding the Board and its Committees

        The Board consists of a majority of independent directors. In October 2002, the Board appointed Mr. Volla, who is neither an officer nor employee of the Company, as Chairman.

        The Company's Board of Directors met eight times during the fiscal year ended February 1, 2003 ("Fiscal 2002"). No incumbent director attended fewer than 75% of the total number of meetings held by the Board and committees of the Board on which he or she served.

        In Fiscal 2002, the Company's Board of Directors had an Audit Committee, each member of which is "independent" as defined in the current listing standards of the National Association of Securities Dealers ("NASD"), and a Compensation Committee. Earlier in 2003, the Board of Directors added a Nominating Committee. During Fiscal 2002, the Audit Committee held six meetings and the Compensation Committee met five times. Messrs. Fitzgerald, Freedman (Chairman) and Volla serve on the Audit Committee, and Messrs. Begley (Chairman), Miller and Volla serve on the Compensation Committee.

Role of the Audit Committee

        The Audit Committee: (1) oversees financial and operational matters involving accounting, internal and independent auditing, internal controls, financial reporting, compliance and business ethics; (2) reviews areas of potential significant financial risk to the Company; (3) is directly responsible for the appointment, termination, compensation and oversight of the work of the independent auditing firm, and monitors and reviews the independence and performance of the independent auditing firm; (4) provides an avenue of communication among the independent auditors, management, the internal auditing functions and the Board of Directors; and (5) approves the fees paid to the independent auditing firm for all services provided to the Company.

Audit Committee Report(1)

(1)
This Report is not deemed filed with the SEC and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, by any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the Report by reference in any such filing.

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's financial and operational matters involving accounting, internal and independent auditing, internal controls, financial reporting, compliance and business ethics. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASD listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which was included in our Proxy Statement for our 2002 Annual Meeting.

        Management is responsible for the Company's internal controls and financial reporting process. The independent auditors are accountable to the Audit Committee and the Board of Directors and are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee, in Fiscal 2002, reviewed the overall audit scope, plans and results of the audit engagement, and met with management and the independent auditors to review and discuss the audited consolidated financial statements for the year ended February 1, 2003. Prior to the filing of each requisite quarterly report with the Securities and Exchange Commission ("SEC"), the Audit Committee reviewed any significant issues arising out of the independent auditors quarterly review. The Audit Committee also discussed with the Company's senior management and independent auditors the process used for certification by the Company's Chief Executive Officer and Chief Financial Officer which is required by the SEC and the Sarbanes-Oxley Act of 2002 for certain of the Company's filings. The Audit Committee also discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors' independence. On the basis of its review, the Audit Committee determined that the independent auditors have the requisite independence. The Audit Committee also discussed with management as well as the independent auditors and internal auditors the quality and adequacy of the Company's internal controls and elicited recommendations for increases in controls.

        Based upon the Audit Committee's discussions with management and the independent auditors, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 1, 2003, for filing with the SEC.

THE AUDIT COMMITTEE
Eugene M. Freedman (Chairman)
Daniel H. Fitzgerald
Steven L. Volla

Role of the Compensation Committee

        The Compensation Committee reviews and approves compensation elements such as base salary, bonus awards, employment agreements and supplemental retirement agreements for senior Company officers (no member of the Committee may be a member of management or eligible for compensation other than as a director) and grants stock options to officers and employees of the Company under the EEP.

Compensation Committee Interlocks and Insider Participation

        No member of the Company's Compensation Committee is a current or former officer or employee of the Company. In addition, there are no compensation committee interlocks between Pathmark and other entities involving Pathmark executive officers and Pathmark Board members who serve as executive officers of such other entities.

Nominating Committee

        In 2003, the Board established a Nominating Committee (the "Nominating Committee"). The members of the Nominating Committee are Daniel H. Fitzgerald (Chairman), Eugene M. Freedman and Steven L. Volla. Among the functions of the Nominating Committee are to propose nominees for election to the Board of Directors and consider the qualifications of directors. The Nominating Committee recommended to the Board the slate of directors for election at this Annual Meeting. The Nominating Committee will consider nominations of persons for election as directors that are submitted by stockholders, in writing, in accordance with certain requirements set forth in the Company's By-Laws. The procedure for submitting nominations is described below under the heading "Deadline for Stockholder Proposals".

Board Compensation and Benefits

        Retainer and Fees.    Non-employee directors receive retainers based on an annualized rate of $25,000 a year. Directors also receive $1,500 for each Board and $750 for each committee meeting attended. In addition, non-employee directors also receive a retainer of $750 per year for serving as a member of a committee ($1,500 for the Committee Chairman). The non-executive Chairman of the Board receives an additional retainer of $50,000 per year. Directors who are also employees of the Company, such as Ms. Scott and Mr. Vitrano, receive no additional compensation for service on the Board.

        Options.    Each member of the Board who has not been an employee of the Company or any of its subsidiaries for at least one year prior to the date of grant automatically receives a non-qualified option to purchase (i) 15,000 shares of the Common Stock on the date that a non-employee director is initially elected or appointed to the Board, and (ii) 5,000 shares on the date of each Annual Meeting of Stockholders, pursuant to the Directors Plan. The option price for each option granted is the fair market value of the Common Stock on the date of grant. Options are generally exercisable twelve months from the date of grant (subject to vesting and the individual serving as director for the duration of that period), vest in three equal annual installments beginning on the first anniversary of the grant date, and expire five years after the date of grant (subject to earlier termination if the director ceases to serve as a director).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

By Directors and Executive Officers

        The following table sets forth the amount of shares of Common Stock beneficially owned (as of April 25, 2003 unless otherwise indicated) by current directors of the Company and the named executive officers reported in the "Executive Compensation—Summary Compensation Table" below ("named executive officers"), and all directors and executive officers as a group.

Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Ownership
Directors:
Eileen R. Scott	176,500	*
Frank G. Vitrano	185,020	*
William J. Begley	11,667	*
Daniel H. Fitzgerald	16,667	*
Eugene M. Freedman	11,667	*
Robert G. Miller	11,667	*
Steven L. Volla	11,667	*
Other Named Executive Officers:
Robert J. Joyce	163,100	*
Art Whitney	51,022	*
Harvey M. Gutman	39,199	*
James L. Donald	0
All Directors and Officers as group (12 persons)	743,976	2.5

*
Less than 1% of outstanding shares.

(1)
Includes shares which directors and executive officers have, or will have, within 60 days, the current right to acquire upon exercise of options under the EEP or Directors Plan, as applicable: Ms. Scott and Mr. Vitrano, 175,000 shares each; Mr. Joyce, 162,500 shares; Mr Whitney, 51,000 shares; Mr. Gutman, 36,215 shares; Messrs. Begley, Fitzgerald, Freedman, Miller and Volla, 11,667 shares each; and all directors and executive officers as a group, 700,350 shares. Also includes with respect to Mr. Vitrano, 202 shares of Common Stock which Mr. Vitrano has a right to acquire upon the exercise of 202 Warrants at an exercise price of $22.31 per share and 4,000 shares held by his wife.

By Others

        Management of the Company knows of no person, except as set forth below, who is the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock as of April 25, 2003.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Ownership
FMR Corp.	6,742,559(1)	21.7
Citigroup, Inc.	3,032,547(2)	10.1
Northeast Investors Trust	1,600,398(3)	5.3
David J. Greene and Company, LLC	1,952,314(4)	6.5
Great Pacific Capital Corp.	1,970,000(5)	6.6
and Anthony Federico

(1)
All information regarding FMR Corp. and its affiliates ("FMR") is based on information disclosed in the amended Schedule 13G filed on February 14, 2003 by FMR Corp., Edward C. Johnson, III

  and Abigail P. Johnson (the "FMR Schedule 13G"). The FMR Schedule 13G indicates that, at December 31, 2002, (i) Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 6,089,857 (including 747,828 Warrants) shares of Common Stock as a result of acting as investment advisor to various investment companies; (ii) Fidelity Management Trust Company, a bank that is wholly-owned by FMR Corp., was the beneficial owner of 588,766 (including 198,332 Warrants) shares of Common Stock as a result of its serving as investment managers of institutional account(s); (iii) Geode Capital Management, LLC, a Delaware limited liability company, whose managers are certain shareholders and employees of FMR Corp., was the beneficial owner of 60,000 shares of Common Stock in its capacity as a registered investment advisor, and (iv) Fidelity International Limited, the beneficial owner of 3,936 shares of Common Stock as a result of its providing investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, and (v) FMR Corp. and Edward C. Johnson, III each has sole dispositive power of over 6,742,559 shares of Common Stock and sole voting power over 587,262 shares of Common Stock. The address for FMR is 82 Devonshire Street, Boston, MA 02109.

(2)
All information regarding Citigroup and its affiliates is based on information disclosed in the Schedule 13G filed on January 10, 2003 by Citigroup, Inc., Smith Barney Fund Management LLC and Salomon Smith Barney Holdings, Inc. (the "Citigroup Schedule 13G"). The Citigroup Schedule 13G indicates that, at December 31, 2002, Citigroup, Inc., in its capacity as parent holding company or control person, was the beneficial owner of the reported shares. Citigroup, Inc. has shared voting power and shared dispositive power with respect to all of the shares. The address for Citigroup, Inc. is 399 Park Avenue, New York, NY 10043.

(3)
Based on Schedule 13G/A filed with the SEC on February 10, 2003 by Northeast Investors Trust reporting sole dispositive power and sole voting power as to all shares shown. The address for Northeast Investors Trust is 50 Congress Street, Suite 1000, Boston, MA 02109.

(4)
All information regarding David J. Greene and Company, LLC is based on information disclosed in the Schedule 13G filed on February 7, 2003 by David J. Greene and Company, LLC (the "Greene Schedule 13G"). The Greene Schedule 13G indicates that at December 31, 2002, David J. Greene and Company, LLC was the beneficial owner of 1,952,314 shares of Common Stock and had shared voting power with respect to 1,464,510 shares of Common Stock and shared dispositive power with respect to all of the shares. The address for David J. Greene Company, LLC is 599 Lexington Avenue, New York, NY 10022.

(5)
All information regarding Great Pacific Capital Corp. and Anthony Federico is based on information disclosed in the Joint Schedule 13D filed on March 13, 2003 by James A. Pattison, Jim Pattison Ltd., Great Pacific Capital Corp. and Anthony Federico (the "Pattison Group"). The Schedule 13D filed by the Pattison Group indicates that, as of March 13, 2003, the Pattison Group was the beneficial owner of 1,970,000 shares of Common Stock, and that Great Pacific Capital Corp. has shared voting power and shared dispositive power over 1,650,000 of such shares and Mr. Federico has sole voting power and sole dispositive power over 320,000 of such shares. Mr. Federico's address is 4400 Hugh Howell Road, #15, Tucker, Georgia 30084, and the address for Great Pacific Capital Corp. is 1600—1055 West Hastings Street, Vancouver, British Columbia V6E 2H2 Canada.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of the Company to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock, and to furnish the Company with all such filings. Based solely on a review of these filings, the Company believes all such filings were timely made.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid by the Company during the last three fiscal years to all individuals serving as the Company's Chief Executive Officer in Fiscal 2002 and to the four highest paid executive officers of the Company, other than the CEO, in Fiscal 2002:

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation($)(3)	Restricted Stock Awards($)(4)	Securities Underlying Options/SARs(#)(5)	All Other Compensation ($)(6)
Eileen R. Scott	2002	372,115	—	—	—	500,000	6,981
Chief Executive Officer	2001	295,000	156,136	—	—	100,000	6,112
	2000	264,641	280,000	—	—	250,000	5,950
Frank G. Vitrano	2002	357,692	—	—	—	500,000	6,808
President and Chief	2001	295,000	156,136	—	—	100,000	6,112
Financial Officer	2000	275,537	280,000	—	—	250,000	5,950
Robert J. Joyce	2002	260,000	—	—	—	80,000	6,100
Executive Vice President-	2001	255,000	134,965	—	—	100,000	6,031
Administration	2000	242,234	240,000	2,328	—	225,000	21,950
Herbert Whitney	2002	231,000	—	—	—	108,000	6,089
Executive Vice President-	2001	209,155	100,096	—	—	120,000	6,080
Merchandising & Logistics	2000	189,940	97,323	—	—	32,000	5,950
Harvey M. Gutman	2002	228,011	—	—	—	100,000	6,110
Senior Vice President-	2001	225,638	95,728	—	—	20,000	5,981
Retail Development	2000	222,750	165,226	4,077	—	56,000	33,950
James L. Donald	2002	525,604	—	—	—	—	3,250
former Chairman, President	2001	671,154	595,434	—	—	500,000	9,068
and Chief Executive Officer(1)	2000	611,539	2,152,885	843,750	1,193,941	490,000	8,722

(1)
Mr. Donald resigned effective October 16, 2002.

(2)
No payments under the Executive Incentive Plan were paid with respect to Fiscal 2002 for the named executive officers. The amounts with respect to Fiscal 2001 in this column represent payments made pursuant to the Executive Incentive Plan. Amounts with respect to Fiscal 2000 were paid pursuant to retention agreements approved as part of the Plan of Reorganization.

(3)
Represents (i) with respect to Mr. Donald, forgiveness of loan payments due to the Company of $843,750 in 2000; and (ii) with respect to Messrs. Joyce and Gutman, payments as reimbursement for interest paid to the Company for a loan, in each case of under $60,000 and includes an amount sufficient to pay any income taxes resulting therefrom after taking into account the value of any deductions available as a result of the payment of such interest and taxes.

(4)
On October 3, 2000, Mr. Donald was granted an award of 98,510 restricted shares of Common Stock (the "Award"). The Award vested on January 2, 2002. Mr. Donald surrendered 46,053 shares to the Company to satisfy tax withholding obligations upon vesting.

(5)
No Stock Appreciation Rights (SARs) have been granted and none are outstanding. These are options for shares of Common Stock issued pursuant to the EEP.

(6)
Represents in Fiscal 2002 the Company's matching contribution under the Company's 401(k) Plan.

Fiscal Year Option Grants

        The following table sets forth the number of options granted and the estimated grant date present value for the named executive officers during the fiscal year ended February 1, 2003:

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Name	Number of Securities Underlying Options/SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)(3)
E. Scott	500,000	21.1%	4.75	10/22/12	1,125,000
F. Vitrano	500,000	21.1%	4.75	10/22/12	1,125,000
R. Joyce	80,000	3.4%	4.65	10/28/12	175,200
H. Whitney	28,000	1.2%	11.70	09/12/12	154,560
	80,000	3.4%	4.65	10/22/12	175,200
H. Gutman	20,000	0.8%	11.70	09/12/12	110,400
	80,000	3.4%	4.65	10/22/12	175,200
J. Donald	—	—	—	—	—

(1)
No Stock Appreciation Rights (SARs) were granted in Fiscal 2002. Non-qualified stock options and Incentive Stock Options were granted in Fiscal 2002 pursuant to the EEP at an option price equal to the fair market value of the stock at the date of grant. The option price may be paid by delivery of cash or already owned shares, subject to certain conditions. The number of options exercisable increases in 25% increments after each successive anniversary of the date of grant. Options may become exercisable sooner in the event of death, involuntary termination, disability, or retirement or in the event of a change in control. The options have a term of ten years, subject to earlier expiration in the event of termination of employment.

(2)
Grant date present value estimates were made using a variation of the Black-Scholes pricing model. The following factors and assumptions were used:

Option and market price (fair market value on grant date)	$11.70	$4.75	$4.65
Expected Life of option	4 years	4 years	4 years
Risk free rate of return	2.8%	2.9%	2.7%
Dividend yield	0%	0%	0%
Volatility	58.5%	58.5%	58.5%
(3)
Although the Black-Scholes pricing model is widely used, the value of stock options cannot be guaranteed because of the wide range of assumptions and variations which may occur from time to time. No assumptions made in connection with this table are intended to represent a forecast of possible future appreciation of the Common Stock, stockholder return, or performance of the Company.

Option Exercises and Year-End Option Values

        The table below shows the number of exercisable and unexercisable in-the-money options and their values at fiscal year-end. No Stock Appreciation Rights (SARs) have been granted. An option is in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-end(#)		Value of Unexercised In-The-Money Options/SARs at FY-end($)(2)
Name	Shares Acquired On Exercise(#)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
E. Scott	—	—	175,000	675,000	-0-	95,000
F. Vitrano	—	—	175,000	675,000	-0-	95,000
R. Joyce	—	—	162,500	242,500	-0-	23,200
A. Whitney	—	—	51,000	209,000	-0-	23,200
H. Gutman	1,785	15,127	36,215	138,000	-0-	23,200
J. Donald	—	—	—	—	—	—

(1)
Represents the difference between the exercise price and the fair market value determined on the date of exercise.

(2)
Values were calculated by subtracting the exercise price of the option from the closing market price of the Common Stock at January 31, 2003 ($4.94), and multiplying the result by the respective number of shares relating to in-the-money options.

Pension Plans

        Pension benefits are provided to all nonunion employees (including executive officers) of the Company under the Pension Plan, a qualified defined benefit pension plan, and the Excess Benefit Plan (collectively, the "Pension Plans"). The Excess Benefit Plan provides benefits to certain employees, including those named in the Summary Compensation Table, that cannot be paid under the qualified Pension Plan due to Internal Revenue Code limitations on the amount of compensation that may be recognized and the amount of benefits that may be paid. The table below illustrates the aggregate annual pension benefits payable under the Pension Plans.

Pension Plan Table

	Years of Service
Final Average Pay	10	15	20	25	30 or More
300,000	40,000	60,000	80,000	100,000	120,000
350,000	46,667	70000	93,333	116,667	140,000
400,000	53,333	80,000	106,667	133,333	160,000
450,000	60,000	90,000	120,000	150,000	180,000
500,000	66,667	100,000	133,333	166,667	200,000
550,000	73,333	110,000	146,667	183,333	220,000
600,000	80,000	120,000	160,000	200,000	240,000
650,000	86,667	130,000	173,333	216,667	260,000
700,000	93,333	140,000	186,667	233,333	280,000
750,000	100,000	150,000	200,000	250,000	300,000
800,000	106,667	160,000	213,334	266,668	320,000
850,000	113,333	170,000	226,666	283,333	340,000
900,000	120,000	180,000	240,000	300,000	360,000
950,000	126,667	190,000	253,334	316,668	380,000
1,000,000	133,334	200,000	266,668	333,335	400,000
1,100,000	146,666	220,000	293,332	366,665	440,000
1,200,000	160,000	240,000	320,000	400,000	480,000
1,300,000	173,334	260,000	346,668	433,335	520,000
1,400,000	186,666	280,000	373,332	466,665	560,000
1,500,000	200,000	300,000	400,000	500,000	600,000
1,600,000	213,332	320,000	426,664	533,330	640,000
1,700,000	226,666	340,000	453,332	566,669	680,000

        The retirement benefit for individuals with 30 years of credited service is 40% of the individual's average compensation during his or her highest five compensation years in the last ten years before retirement, less one-half of the social security benefit received. The retirement benefit is reduced by 3.33% for every year of credited service less than 30. Covered compensation under the Pension Plans includes all cash compensation subject to withholding, plus amounts deferred under the Savings Plan pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and as to individuals identified in the Summary Compensation Table, would be the amount set forth in that table under the headings "Salary" and "Bonus". The above table shows the estimated annual benefits an individual would be entitled to receive if normal retirement at age 65 occurred in January 2003 after the indicated number of years of covered employment and if the average of the participant's covered compensation for the five years out of the last ten years of such employment yielding the highest such average equaled the amounts indicated. The estimated annual benefits are based on the assumption that the individual will receive retirement benefits in the form of a single life annuity (married participants may elect a joint survivorship option) and are before applicable deductions for social security benefits in effect as of January 2003. As of December 31, 2002, the following individuals had the number of years of credited service indicated after their names: Ms. Scott, 27.8; Mr. Vitrano, 25.2; Mr. Joyce, 30; Mr. Whitney, 27.1; Mr. Gutman, 26.8, and Mr. Donald, 6.0. As described below in "Compensation Plans and Arrangements—Supplemental Retirement Agreements", each of the named executive officers is a party to a Supplemental Retirement Agreement with Pathmark.

Compensation Plans and Arrangements

        Supplemental Retirement Agreements.    The Company has entered into supplemental retirement agreements with Ms. Scott and Messrs. Vitrano, Joyce, Whitney, Gutman and Donald (the "SERPs"),

which provide that said executive officers will be paid upon termination of employment after attainment of age 60 a supplemental pension benefit in such an amount as to assure him or her an annual amount of pension benefits payable under the SERP, the Pension Plans and certain other plans of the Company, including Savings Plan balances as of March 31, 1983 (A) with respect to Ms. Scott and Messrs. Vitrano, Joyce, Whitney and Gutman, equal to (i) 30% of his or her final average "Compensation" based on ten years of service with the Company and increasing 1% per year for each year of service thereafter, to a maximum of 40%, of his or her final average Compensation (as defined in the Supplemental Retirement Agreement) based on 20 years of service, or (ii) $250,000 ($150,000 with respect to Mr. Gutman), whichever is less, and (B) with respect to Mr. Donald, equal to (i) 30% of his final average Compensation based on ten years of service with the Company and increasing 2% per year for each year of service thereafter, to a maximum of 50% of his final average Compensation based on 20 years of service, or (ii) $600,000, whichever is less. With respect to Mr. Donald's SERP, seven years have been added to his actual years of service with the Company. "Compensation" includes base salary and bonus payments, but excludes Company matching contributions under the Savings Plan. If the executive leaves the Company prior to completing 20 years of service (other than for disability), the supplemental benefit would be reduced proportionately. Should the executive die, the surviving spouse would be entitled to a benefit equal to two-thirds of the benefit to which the executive would have been entitled, provided the executive has attained at least ten years of service with the Company.

Employment Agreements

        As of October 16, 2002, Pathmark entered into employment agreements with each of Ms. Scott, as Chief Executive Officer, and Mr. Vitrano as President, CFO and CAO. Pathmark has also entered into employment agreements with each of Messrs. Whitney, Joyce and Gutman. Each employment agreement has a two-year term which renews automatically each year for an additional one year unless proper notice is provided by either party to the other of such party's desire to terminate the agreement. Each employment agreement provides for an annual base salary that will be reviewed at the discretion of the Compensation Committee but limits any reduction in base salary.

        Each of the employment agreements also provides that the executive shall be entitled to participate in the Company's Executive Incentive Plan (the "EIP") and shall be provided the opportunity to participate in pension and welfare plans, programs and arrangements that are generally made available to executives of Pathmark or as may be deemed appropriate by the Compensation Committee.

        In the event of the Involuntary Termination of any of the two above named executives, that executive is entitled to receive his or her base salary and continued coverage under health and insurance plans for a period of two years from the date of such termination or resignation.

        The employment agreements contain agreements by the executives not to compete with Pathmark as long as they are receiving payments under the employment agreement.

        As used in the employment agreements, "Involuntary Termination" means termination of the executive's employment by Pathmark other than for Cause or termination by the executive for Good Reason. "Cause" is defined generally as a felony conviction, perpetration by the executive of a material dishonest act or fraud against Pathmark, material breach or willful and repeated failure to perform material duties of employment. "Good Reason" is defined generally as demotion, reduction in compensation, unapproved relocation, material breach of the employment agreement by Pathmark, and failure to extend the term of the employment agreement.

        Mr. Donald resigned on October 16, 2002. Since his resignation was voluntary, he did not receive any severance benefits, nor did his health benefits continue beyond the term of his employment. Additionally, all of his stock options were forfeited. Upon reaching age 60, Mr. Donald will be entitled to a monthly benefit pursuant to the Pension Plans and his SERP of approximately $32,500.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)

(1)
This Report is not deemed filed with the SEC and shall not be determined to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, by any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the Report by reference in any such filing.

Overview and Philosophy

        The Compensation Committee is composed entirely of non-employee directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid to the Chief Executive Officer, the President and all executive vice presidents, and administers the EIP and the Amended and Restated 2000 Employee Equity Plan ("EEP"). The Compensation Committee is comprised solely of members who are "outside directors"under Section 162(m) of the Internal Revenue Code.

        The objectives of the Company's executive compensation program are to:

  •
  Provide compensation that will attract and retain superior talent and reward individual performance.

  •
  Support the achievement of the Company's strategic business plan and short and long-term financial and operating goals which, in turn, will maximize stockholder value.

  •
  Align the executive officers' interest with the interests of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

        The executive compensation program is designed to provide an overall level of compensation opportunity that is above the median level of the market contingent on achieving superior levels of performance. Competitive pay levels are determined by reviewing compensation levels of food retail and supermarket industries, as well as with a broader group of retail companies of comparable size and complexity. The Compensation Committee uses survey data from several compensation consulting firms to determine these pay levels.

Executive Officer Compensation For Fiscal 2002

        The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and pension plans generally available to non-union full-time associates of the Company.

Base Salary

        Salary levels for executive officers are determined by:

  •
  evaluating each position's responsibilities and accountabilities, as compared to other positions within the Company, and

  •
  comparing to salaries at companies in the food retail and supermarket industries and at other comparable retail companies as previously described.

        Each year, a formal performance review is conducted and salary increases are granted to reward performance under the Company's "Pay for Performance" program. Increases to salary are influenced by 1) individual performance against goals; 2) an executive's position within his/her established salary range, and 3) budgetary guidelines.

        These salary increase guidelines are set each year, taking into account published salary planning information from compensation consultants, economic data available from the Bureau of Labor Statistics, surveys of selected food retail and supermarket chains with whom we routinely share compensation data, competitive position against the market, and expected Company financial performance. There were no base salary increases for any of the named executive officers in Fiscal 2002.

Annual Incentive Compensation

        The EIP is the Company's annual incentive program for executive officers. The purpose of the plan is to provide a direct financial incentive in the form of an annual cash award to executives who achieve pre-established individual performance goals and/or the Company's financial goals. Goals for Company and business unit performance are set near the beginning of each fiscal year and, with respect to Fiscal 2002, were measured based on Earnings Before Interest, Taxes, Depreciation, Amortization and LIFO charges, same-store sales targets, return on investment capital and personal goals.

        Target incentive awards for executives in Fiscal 2002 ranged from 35% to 100% of base salary and were set at a competitive level as previously discussed and depend on the level of each position based on an evaluation of its responsibilities and accountabilities and its contribution to Company results. For Fiscal 2002, 90% of an eligible executive's maximum bonus opportunity was allocated to the Company's performance against predetermined financial goals, and 10% was allocated to the executive's personal goals, subject to reaching a predetermined minimum financial goal. Performance against the predetermined goals was measured after the end of the year and based on performance for Fiscal 2002, no bonuses were paid with respect to Fiscal 2002 to the named executive officers.

Stock Option Program

        Long-term incentives are intended to closely align shareholder and executive interests through the achievement of the Company's strategic business plan. Currently, long-term incentives are granted in the form of stock options under the EEP. Under the plan, the Committee may award stock options, stock appreciation rights, stock awards, restricted stock units, and performance units which have terms not to exceed ten years and are granted at no less than the fair market value of Pathmark common stock on the date of the award grant. Stock options granted during Fiscal 2002 for the Chief Executive Officer and each of the other named executive officers (except Mr. Donald) were made at levels which the Compensation Committee determined to be appropriate long-term equity based incentives to such executives. In determining the specific levels of individual option grants for Fiscal 2002, the Compensation Committee considered a number of factors, including the executive's position, responsibilities, salary and performance levels, projected stock option values and long-term compensation practices for both grocery and non-grocery companies.

Chief Executive Officer Compensation

        The fiscal compensation for Ms. Scott is set forth in her employment agreement. The compensation elements under Ms. Scott's agreement include base salary and bonus. In October 2002, Ms. Scott was promoted to the position of Chief Executive Officer upon the resignation of Mr. Donald. The Compensation Committee reviewed existing publicly available compensation data for both supermarket and non-supermarket companies and set for Ms. Scott a compensation package containing an annual base salary at the rate of $550,000 per year, plus a grant of options to purchase up to 500,000 shares of Company Common Stock under the EEP. The stock options were granted at fair market value and consist of nonqualified and incentive stock options. The stock option grant is intended to provide Ms. Scott with an incentive to enhance stockholder equity value and to remain employed by the Company. As previously discussed, the Company did not pay an annual bonus to Ms. Scott with respect to Fiscal 2002.

Section 162(m) of the Internal Revenue Code

        Section 162(m) of the Internal Revenue Code disallows a deduction for federal income tax purposes by public corporations for compensation paid in excess of $1,000,000 in any year to a "covered employee" except under certain circumstances, including the attainment of objective "performance-based" goals. "Covered employees" are defined as the CEO and the other four most highly compensated executive officers of a company. It is the Company's policy to qualify all compensation paid to its top executives, in a manner consistent with the Company's compensation policies, for deductibility under Section 162(m) in order to maximize the Company's income tax deductions. However, this policy does not rule out the possibility that compensation may be approved that may not qualify for the compensation deduction, if in light of all applicable circumstances it would be in the best interests of the Company for such compensation to be paid.

THE COMPENSATION COMMITTEE
William J. Begley (Chairman)
Robert G. Miller
Steven L. Volla

PERFORMANCE GRAPH(1)

COMPARE CUMULATIVE TOTAL RETURN
AMONG PATHMARK STORES, INC.
S&P 500 INDEX AND S&P GROUP INDEX

(1)
This performance graph is not deemed filed with the SEC and shall not be deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, by any general incorporation language in any such filing, except to the extent that the Company specifically incorporates the performance graph by reference in any such filing.

	9/28/00	2/02/01	2/01/02	2/01/03
Pathmark	100.00	139.26	194.67	41.38
S&P 500 Index	100.00	95.45	80.04	61.61
S&P Food Retail Index	100.00	114.58	97.77	67.74

        The above graph compares the cumulative total stockholder return on Common Stock (based on its market price) since September 28, 2000, the date Pathmark's common shares began trading on the Nasdaq Stock Market, through February 1, 2003, with the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Retail (Food Chains) Index for the same period. The graph assumes: 1) $100 invested on September 28, 2000, and 2) that all dividends have been reinvested.

        Stock price performance shown on the graph is not necessarily indicative of future price performance and in no way reflects the Company's forecast of future financial performance.

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE PATHMARK STORES, INC.
2000 EMPLOYEE EQUITY PLAN

        At the Annual Meeting, stockholders are being asked to approve an amendment to the Amended and Restated 2000 Employee Equity Plan (the "EEP"), as adopted by the Board of Directors on March 26, 2002, and approved by the stockholders on June 13, 2002. On April 4, 2003, the Board approved an amendment to the EEP (the "Amendment"), subject to stockholder approval. The Amendment proposes to increase the number of shares of Common Stock available for issuance under the EEP from 5,164,118 to 6,514,118 to ensure that we have a sufficient number of shares available for the awards we project to make this year and over the next few years. As of April 25, 2003, 183,853 shares were available for future grants under the EEP. We believe that the ability to make periodic awards under the plan is an essential part of our compensation program. In addition to providing our key personnel with an earnings and retention incentive, these awards align the interests of our key executives and employees with the interests of our shareholders. The proposed increase is necessary in order for us to make periodic awards during this year and the next few years that are consistent with our compensation philosophy. The fair market value of one share of Common Stock on April 25, 2003 was $6.83.

DESCRIPTION OF THE EEP

Purpose and Scope of the EEP

        The purposes of the EEP are to attract, retain and motivate key employees of the Company, to compensate them for their contributions to the growth and profits of the Company and to encourage ownership by them of Common Stock.

        The EEP is administered by the Compensation Committee. The Compensation Committee has broad authority to determine who should receive awards under the plan and to interpret the terms of the plan generally. Once the Compensation Committee makes a determination with regard to the EEP, that determination is final and binding on the Company and any person who has received an award under the EEP. Subject to adjustments that may be required due to changes in the Company's corporate structure, if the Amendment is approved by the stockholders, up to 6,514,118 shares of Common Stock may be issued pursuant to awards under the EEP. If the Amendment is not approved by the stockholders, the EEP (as in effect prior to the Amendment) will remain in full force and effect. A copy of the proposed Amendment is set forth in Appendix A to this Proxy Statement. Copies of the EEP will be available at the Annual Meeting and may also be obtained by making written request of the Company's Secretary.

Persons Eligible for Awards Under the EEP

        The Compensation Committee may make awards under the EEP to any individual who is an: (i) officer or other key employee of the company; (ii) employee of joint ventures, partnerships or similar business organizations in which the company has a direct or indirect equity interest; or (iii) individual who provides services to any similar joint ventures or business organizations in which the company may participate in the future. Members of the Compensation Committee are expressly precluded from receiving any award under the EEP. Currently, awards of stock options under the EEP have been granted to over 600 employees throughout the Company, including to general store managers and assistant store managers, as well as officers.

Awards in General

        Awards under the Plan may consist of stock options, stock appreciation rights, stock awards, restricted stock units, performance units or other awards. The terms and provisions of an award are set forth in a written award agreement, the form and terms of which are approved by the Compensation Committee. The award agreement will generally set forth the vesting, exercisability, payment and other restrictions applicable to an award and such other terms as the Compensation Committee may determine are appropriate. The Compensation Committee may provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to outstanding awards.

        Stock Subject To The EEP.    As of April 25, 2003, under the EEP, 18,735 shares of Common Stock had been issued upon the exercise of options and options to purchase 4,961,530 shares of Common Stock were outstanding, leaving 183,853 shares available for future grants under the EEP as of that date. Assuming approval of an increase of 1,350,000 shares to the EEP, 1,533,853 shares would be available for future grants.

        Stock Options.    An award of a stock option entitles the participant to purchase a specified number of shares of Common Stock during a specified period at a price equal to the fair market value of the Common Stock subject to the option on the date of grant. The Compensation Committee determines the vesting provisions applicable to each grant of options although no grant may become vested sooner than one year after the date of grant. The Compensation Committee also determines the term during which the option may be exercised as long as that period does not exceed ten years after the date of grant.

        Stock Appreciation Rights.    An award of a stock appreciation right entitles the participant to receive, upon satisfaction of the conditions to the payment specified in the applicable award agreement, an amount equal to the excess, if any, of the fair market value on the exercise date of the number of shares of Common Stock for which the stock appreciation right is exercised, over the exercise price for such stock appreciation right specified in the applicable award agreement. At the sole discretion of the Compensation Committee, payments to a participant upon exercise of a stock appreciation right may be made in cash, in shares of Common Stock having an aggregate fair market value as of the date of exercise equal to such amount, or in a combination of cash and shares having an aggregate value as of the date of exercise equal to such amount. A stock appreciation right may be granted alone or in addition to other awards, or in tandem with a stock option. Special terms may apply to such tandem grants.

        Stock Awards.    A stock award consists of one or more shares of Common Stock granted to a participant for no consideration other than the provision of services.

        Restricted Stock Units.    An award of restricted stock units consists of a grant of units, each of which represents the right of the participant to receive one share of Common Stock, subject to the terms and conditions established by the Compensation Committee. Upon satisfaction of the conditions to vesting and payment specified in the applicable award agreement, restricted stock units will be payable in Common Stock, equal to the fair market value of the shares subject to such restricted stock units.

        Performance Units.    Performance units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Compensation Committee may determine. Performance units may be paid in Common Stock, cash or a combination of Common Stock and cash, as the Compensation Committee may determine.

        Other Awards.    In addition to the awards described above, the Compensation Committee has the authority to grant other equity-based awards provided that the terms of such awards are consistent with the purpose of the EEP and the interests of the company.

Accelerated Vesting; Forfeiture; Termination of Employment

        Unless the Compensation Committee determines that alternative terms will apply, the terms described in this paragraph will be applicable to each participant in the EEP and each award made thereunder. In the event of a change in control of the company, all unvested awards under the EEP will become vested immediately prior to the change in control occurs. With certain exceptions, in the event that a participant's employment with the company is terminated for any reason, the unvested portion of any outstanding award held by such participant shall lapse and become void and the vested portion of any such awards will remain exercisable for a period of sixty days after the date of such termination.

        Other Material Terms of the EEP    Awards are generally not transferable by the participant until they convert to unrestricted and freely tradable shares of Common Stock or cash. All awards under the EEP are subject to equitable adjustment by the Compensation Committee in the event that the company is restructured, reorganized or under goes a similar corporate change such as recapitalization. The Board of Directors or the Compensation Committee may at any time alter, amend, suspend or terminate the Plan in whole or in part, except any such modification will be subject to the requirements of all applicable laws and stock exchange rules. Except with respect to adjustments made as a consequence of corporate restructuring and similar transactions, neither the Board of Directors nor the Committee may increase the number of shares subject to the EEP or reduce the exercise price of any stock option or stock appreciation right unless such action is approved by the stockholders of the company.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to executive officers or to any individual participant who receives a stock option under the EEP.

        Incentive Stock Options.    There will not be any federal income tax consequences to either the participant or Pathmark as a result of the grant to an employee of an incentive stock option under the EEP. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to Pathmark or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below. Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price.

        When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant holds the shares for at least two years after the date of grant and at least one year after the date of exercise (the "holding period requirements"), then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between (i) the amount the participant realized on disposition of the shares, and (ii) the option price at which the participant acquired the shares. We are not entitled to any compensation expense deduction under these circumstances.

        If the participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the incentive stock option, or (ii) the amount realized on the disposition of the shares exceeds the option price for the shares. We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant, and our ability to take a corresponding deduction is contingent upon proper withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

        Non-Statutory Stock Options.    Neither the participant nor Pathmark incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an option exercise price.

        At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

        In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income.

        Excise Tax on Parachute Payments.    The Internal Revenue Code of 1986, as amended (the "Code"), also imposes a 20% excise tax on the recipient for "excess parachute payments", as defined in the Code, and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of the Company who are officers, stockholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company. For example, the value of acceleration of the exercisability of options upon a change in control of Pathmark may constitute parachute payments, and in certain cases, "excess parachute payments".

Section 162(m)

        The EEP provides that two types of awards intended to qualify for the exemption under Section 162(m) ("qualifying awards") may be granted by the Compensation Committee under the Plan. The first type is qualifying awards that are stock options or stock appreciation rights. No participant may be granted in any sixty-month period beginning on or after January 1, 2002 qualifying awards that are stock options or stock appreciation rights which, in the aggregate, cover more than 3,000,000 shares of Common Stock. The second type is qualifying awards that are stock awards, restricted stock units, performance units or other equity-based awards, whose payment is conditioned on the achievement of a performance goal for a performance period established by the Compensation Committee in accordance with Section 162(m). The performance goals may include same-store sales, earnings before interest, taxes, depreciation and amortization, working capital, operating profit and return on equity, earnings per share and return on invested capital. The Compensation Committee shall have discretion to reduce the amount that would otherwise be payable under the award by reason of the achievement of a performance goal. No participant may be granted in any sixty-month period beginning on or after January 1, 2002 qualifying awards that are stock awards, restricted stock units, performance units or other equity-based awards which, in the aggregate, cover more than 1,000,000 shares of Common Stock.

Awards Under the EEP and New Plan Benefits

        Under the EEP, as of April 25, 2003, executive officers of Pathmark and employees (excluding executive officers) of Pathmark have received options to purchase 2,923,000 and 2,038,530 shares of Common Stock, respectively, and the named executive officers have received options to purchase: Ms.

Scott (Chief Executive Officer), 850,000 shares; Mr. Vitrano (President and Chief Financial Officer), 850,000 shares; Mr. Joyce (Executive Vice President—Administration), 405,000 shares; Mr. Whitney (Executive Vice President—Merchandising & Logistics), 260,000 shares; Mr. Gutman (Senior Vice President—Retail Development), 186,000 shares; and Mr. Donald (former Chairman, President and Chief Executive Officer), 1,000,000 shares, all of which were canceled upon his resignation.

        Directors of Pathmark (other than Ms. Scott and Mr. Vitrano) are not eligible to receive options under the EEP. The exact number or amounts of future grants of options under the EEP are not determinable at this time.

Board Recommendation

        The Board unanimously recommends a vote FOR the approval of the Amendment to the EEP. The Board believes it is in the best interest of the Company to increase the number of shares of Common Stock authorized for issuance under the EEP by 1,350,000 shares to 6,514,118 shares, in order to ensure that the Company can continue to grant stock options and other stock related awards to employees at levels determined by the Compensation Committee. The Board anticipates that this increase will be an adequate reserve for at least the next several years. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the meeting is necessary to approve the Amendment. Unless otherwise instructed, proxies will be voted FOR approval of the Amendment.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE
AMENDED AND RESTATED PATHMARK STORES, INC.
2000 NON-EMPLOYEE DIRECTORS EQUITY PLAN

        At the Annual Meeting, stockholders are being asked to approve an amendment (the "Directors Amendment") to the Amended and Restated Pathmark Stores, Inc. 2000 Non-Employee Directors Equity Plan (the "Directors Plan"). The Directors Plan previously received stockholder approval before the Company became public in 2000 and was amended in March 2001. On April 4, 2003, the Board amended the Directors Plan, subject to stockholder approval at the Annual Meeting, to: (i) increase the number of shares of Common Stock reserved for issuance under the Directors Plan by 150,000 shares, from 130,000 shares to 280,000 shares. The fair market value of one share of Common Stock on April 25, 2003 was $6.83.

Reasons for Amendment

        The Board of Directors believes that the Directors Plan advances the interests of Pathmark and its stockholders by (i) increasing the proprietary interests of non-employee directors in Pathmark's long-term success and more closely aligning the interests of such directors with the interests of Pathmark's stockholders, and (ii) providing an additional means by which Pathmark can attract and retain experienced and knowledgeable people to serve as directors. The amendments to the Directors Plan will allow its continued operation on terms deemed advisable by the Board of Directors and will serve to further advance these important interests.

        Specifically, the increase in the number of shares of Common Stock reserved for issuance under the Directors Plan from 130,000 shares to 280,000 shares is necessary to attract new non-employee directors, as well as to allow additional, increased awards to retain current non-employee directors. As of April 25, 2003, Pathmark had granted options to purchase an aggregate of 100,000 shares of Common Stock under the Directors Plan, of which options to purchase 100,000 shares remained outstanding. If these amendments are approved by the stockholders at the Annual Meeting and each of the non-employee directors standing for election is elected, options to purchase an additional 25,000 shares will automatically be granted immediately following the Annual Meeting. Following these grants, 155,000 shares of common stock would remain available for future grants under the Directors Plan.

Summary Of The Directors Plan

        The following summary of the principal features of the Directors Plan, as amended, is qualified in its entirety by reference to the full text of the Directors Plan, a copy of which may be obtained from us, free of charge, by sending a request to the address set forth at the beginning of this Proxy Statement. A copy of the proposed Directors Amendment is set forth in Appendix B to this Proxy Statement.

        Shares Available under the Directors Plan.    No more than 280,000 shares of Common Stock may be the subject of stock options granted under the Directors Plan. The shares of Common Stock issuable under the Directors Plan may, at the election of the Compensation Committee, be either treasury shares or shares authorized but unissued. If there is any change in the corporate structure or shares of Common Stock of Pathmark, such as in connection with a merger, consolidation, recapitalization, liquidation, reclassification, stock split, stock dividend, or other extraordinary dividend (including a spinoff), the Directors Plan provides for an appropriate adjustment to the aggregate number and kind of securities subject to options under the Directors Plan, and the number, kind and exercise price of securities subject to outstanding options to prevent dilution or enlargement of rights of participants. If any option terminates, expires or is canceled without having been exercised in full, then such unexercised shares subject to the option will automatically again become available for issuance under the Directors Plan.

        Eligibility.    All directors of Pathmark who are not full-time employees of Pathmark or its subsidiaries are eligible to participate in the Directors Plan.

        Option Grants.    Each eligible non-employee Board member automatically receives a nonqualified option to purchase 15,000 shares of Common Stock on the date that he or she is initially elected or appointed to the Board. Annual grants of nonqualified options to purchase 5,000 shares of Common Stock will be made automatically to each eligible non-employee director immediately following each annual meeting of Pathmark's stockholders. The exercise price per share of each option granted under the Directors Plan will be 100% of the fair market value of the underlying common stock on the date the option is granted. Payment for stock purchased upon the exercise of an option must be made in full in cash or previously owned shares, or a combination of both, at the time of exercise. An option granted under the Directors Plan will become exercisable with respect to one-third of the shares of Common Stock subject to such options on the first through third anniversaries of the date of grant, and will no longer be exercisable five years from its date of grant.

        If an eligible director's service as a director is terminated due to retirement, death or disability, all outstanding options then held by the director will remain exercisable for two years to the extent such options were exercisable as of such termination.

        If a director's service is terminated for any reason other than death, disability or retirement, all such outstanding options then held by the director will remain exercisable for a period of one year after termination of service as a director (but in no event after the expiration date of any such option) to the extent such options were exercisable as of such termination.

        Administration of Directors Plan.    The Directors Plan is currently administered by the Board of Directors.

        Amendment of the Plan.    The Board may amend the Directors Plan in such respects as is deemed advisable. No such amendment will be effective without the approval of Pathmark's stockholders if stockholder approval of the amendment is required pursuant to law or the rules of the Nasdaq Stock Market, or any other stock exchange applicable at such time. Furthermore, the Directors Plan may not be amended more than once every six months, unless permitted by Rule 16b-3 under the Exchange Act.

        Non-Transferability of Award.    No option granted under the Directors Plan may be transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

        Term of the Plan.    The Directors Plan became effective as of September 19, 2000 and will terminate on September 18, 2005.

Federal Income Tax Consequences

        The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an option.

        The options granted under the Directors Plan do not qualify as incentive stock options. Generally, neither the non-employee director nor Pathmark incurs any federal income tax consequences as a result of the grant of an option. Upon exercise of an option, the non-employee director will recognize ordinary compensation income in an amount equal to the difference between (i) the fair market value of the sharers purchased on the date of exercise, and (ii) the consideration paid for the shares.

Pathmark will generally be entitled to a corresponding tax deduction at the time the non-employee director realizes ordinary income.

        At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of an option, any gain or loss will be a capital gain or loss. Such gain or loss will be a long-term capital gain or loss if the sale or disposition occurs more than one year after the date of exercise and short-term capital gain or loss if the sale or disposition occurs one year or less after the date of exercise. Such a sale of option shares by a non-employee director will have no tax consequences for Pathmark.

Awards Under The Directors Plan And New Plan Benefits

        As of April 25, 2003, directors of Pathmark who are not also executive officers, as a group, have received options under the Directors Plan to purchase 100,000 shares of Common Stock (20,000 shares for each of Begley, Fitzgerald, Miller, Freedman and Volla). No other persons are eligible to receive awards under the Directors Plan.

        No additional benefits will accrue to any of the executive officers of Pathmark or any other employee of the Company as a result of approval of the proposal to amend the Directors Plan.

        The exact number or amounts of any other future grants of options under the Directors Plan are not determinable at this time, as such grants are dependent upon the future election and/or continued service on the Board of eligible directors.

Board Recommendation

        The Board of Directors recommends that the stockholders vote FOR the approval of the amendments to the Directors Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of the amendments to the Directors Plan.

Equity Compensation Plans

        The following table summarizes information, as of February 1, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, restricted stock units or other rights to acquire shares may be granted from time to time.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	5,061,530	12.07	213,853
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
These plans are the Company's 2000 Equity Plan for Non-Employee Directors and the 2000 Employee Equity Plan.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions. This selection is being submitted for ratification at the Annual Meeting. If not ratified, the selection will be reconsidered by the Audit Committee, although the Audit Committee will not be required to select different independent auditors for the Company. Unless otherwise instructed, proxies will be voted FOR ratification of the selection of Deloitte & Touche LLP.

Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP ("Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended February 1, 2003 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year were $639,000.

Financial Information Systems Design and Implementation Fees

        There were no fees billed for technology services relating to financial information systems design and implementation for the fiscal year ended February 1, 2003.

All Other Fees

        The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended February 1, 2003 were approximately $277,000. Audit related services, which include fees for work on SEC registration statements, totaled approximately $120,000. Non-audit services primarily consist of fees for tax consultations, tax return review, and other tax planning projects and totaled approximately $157,000.

        The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the auditors' independence.

ANNUAL REPORT

        A copy of the 2002 Annual Report to Stockholders on Form 10-K, which includes the financial statements (but excludes Form 10-K exhibits) is being mailed to each stockholder of record as of April 28, 2003, together with the proxy materials.

DEADLINE FOR STOCKHOLDER PROPOSALS

        To be considered for inclusion in next year's Proxy Statement, any proposal of an eligible stockholder must be in writing and received by the Secretary of the Company at its principal executive offices located at 200 Milik Street, Carteret, New Jersey 07008 on or before January 20, 2004.

        For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2004 annual meeting, under our By-Laws, and as permitted by the rules of the SEC, certain procedures are provided which a stockholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for Director nominees, and/or an item of business to be introduced at an annual meeting of stockholders, must be submitted in writing to the

Secretary of the Company at 200 Milik Street, Carteret, New Jersey 07008. A notice of intention to propose an item of business must set forth as to each proposal (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the proposing stockholder's name and address, (iii) the class and number of shares of the Company's stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. A notice of intention to nominate a director must include certain information regarding the nominee and contain the nominee's consent to serve if elected. A notice of intention to introduce a nomination or proposed item of business at the Company's 2004 Annual Meeting must be received by the Company:

  •
  no earlier than 90 but no later than 60 days in advance of the 2004 Annual Meeting, if it is being held within 30 days preceding the anniversary date of this year's meeting (June 13, 2004); or

  •
  no earlier than 120 but no later than 90 days in advance of the meeting, if it is being held on or after the anniversary date of this year's meeting; or

  •
  by the tenth day following the date of public disclosure of the date of the meeting in all other cases.

        Our Annual Meeting of Stockholders is generally held on the second Thursday of June. Assuming that our 2004 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by April 11, 2004. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

OTHER BUSINESS

        As of the date of this Proxy Statement, neither the Board nor Management knows of any other matters to be brought before the stockholders at this Annual Meeting. If any other matters properly come before the meeting, action my be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitute with respect to such matters.

By Order of the Board of Directors,
May 5, 2003
Marc A. Strassler Senior Vice President Secretary and General Counsel

Appendix A

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED
PATHMARK STORES, INC.
2000 EMPLOYEE EQUITY PLAN (THE "EEP")

        This Amendment No. 1 to the Amended and Restated Pathmark Stores, Inc. 2000 Employee Equity Plan (the "Amendment") was adopted by the Board of Directors (the "Board of Directors") of Pathmark Stores, Inc. (the "Company") on April 4, 2003.

        The Board of Directors adopted the EEP on March 26, 2002 and the stockholders of the Company approved the EEP on June 13, 2002.

        Pursuant to Section 5(a) of the EEP, the maximum number of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") that may be made subject to options or stock awards granted under the EEP is 5,164,118.

        The Board of Directors desires to increase the number of shares of Common Stock issuable pursuant to options of stock awards granted under the EEP.

        Accordingly, the EEP is hereby amended as follows:

        Section 1. Amendment to Plan. The first sentence of Section 5(a) of the EEP is hereby deleted and the following sentence shall be substituted in lieu thereof:

      Subject to adjustment as provided in Section 15(b) hereof, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the "Section 5 Limit") shall not exceed, in the aggregate, 6,514,118 shares. Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

        Section 2. Instruments to be Read Together. This Amendment shall be deemed incorporated into and made a part of the EEP. This Amendment and the EEP shall henceforth be read together.

        Section 3. Effective Date. The effective date of this Amendment shall be the date of its adoption by the Board of Directors, subject only to the approval by the holders of a majority of the securities of the Company in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.

        Section 4. Effect on the Plan. Except as specifically modified above, the terms of the EEP shall remain in full force and effect.

A-1

Appendix B

AMENDMENT NO. 1
TO THE AMENDED AND RESTATED
PATHMARK STORES, INC.
2000 NON-EMPLOYEE DIRECTORS EQUITY PLAN (THE "DIRECTORS PLAN")

        This Amendment No. 1 to the Amended and Restated Pathmark Stores, Inc. 2000 Non-Employee Directors Equity Plan (the "Amendment") was adopted by the Board of Directors (the "Board of Directors") of Pathmark Stores, Inc. (the "Company") on April 4, 2003.

        The Board of Directors adopted the Directors Plan on March 29, 2001.

        Pursuant to Section 4 of the Directors Plan, the maximum number of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") that may be made subject to options or stock awards granted under the Plan is 130,000.

        The Board of Directors desires to increase the number of shares of Common Stock issuable pursuant to options of stock awards granted under the Directors Plan.

        Accordingly, the Directors Plan is hereby amended as follows:

        Section 1. Amendment to Plan. The first sentence of Section 4 of the Directors Plan is hereby deleted and the following sentence shall be substituted in lieu thereof:

    Subject to adjustment as provided in Section 11 hereof, the number of shares of Common Stock that may be issued pursuant to Awards under the Plan (the "Section 4 Limit") shall not exceed, in the aggregate, 280,000 shares. Shares issued under this Plan may be either authorized but unissued shares, treasury shares or any combination thereof.

        Section 2. Instruments to be Read Together. This Amendment shall be deemed incorporated into and made a part of the Directors Plan. This Amendment and the Directors Plan shall henceforth be read together.

        Section 3. Effective Date. The effective date of this Amendment shall be the date of its adoption by the Board of Directors, subject only to the approval by the holders of a majority of the securities of the Company in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.

        Section 4. Effect on the Plan. Except as specifically modified above, the terms of the Directors Plan shall remain in full force and effect.

B-1

The shares represented by this proxy will be voted as directed by the shareholder. If no direction is made, this proxy will be voted for proposals 1, 2, 3 and 4.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐
1.
Election of Directors

FOR	WITHHELD FOR ALL
☐	☐

Messrs. 01 William J. Begley, 02 Daniel H. Fitzgerald, 03 Eugene M. Freedman, 04 Eileen R. Scott, 05 Frank G. Vitrano and 06 Steven L. Volla

WITHHELD FOR: (Write that nominee's name in the space provided below)

2.
Approval of the Amendment to the Amended and Restated 2000 Employee Equity Plan
FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
Approval of the Amendment to the 2000 Amended and Restated Non-Employee Directors Equity Plan
FOR	AGAINST	ABSTAIN
☐	☐	☐
4.
Approval of Deloitte & Touche LLP, independent public accountants, as auditors for 2003.
FOR	AGAINST	ABSTAIN
☐	☐	☐
5.
In their discretion, the Proxyholders are authorized to vote upon such other matters that may properly come before the Meeting or any adjournments thereof.
If you plan to attend the Annual Meeting, please mark the box	☐
Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

Dear Stockholder:

On behalf of the Board of Directors of Pathmark Stores, Inc., thank you for your continued interest and support.

We realize that many of you may be unable to attend our Annual Meeting of Stockholders in June. Because your vote is important, we encourage you to promptly complete and return your proxy.

Regards,

Steven L. Volla, Chairman

PROXY

Pathmark Stores, Inc.

200 Milik Street
Carteret, New Jersey 07008

Proxy for Annual Meeting of Stockholders, June 13, 2003

(The Solicitation of This Proxy is Made on Behalf of the Board of Directors)

        The undersigned hereby appoints Eileen R. Scott, Frank G. Vitrano and Marc A. Strassler, or a majority of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Pathmark Stores, Inc. to be held at 200 Milik Street, Carteret, New Jersey, Friday, June 13, 2003 at 3:00 P.M. local time, and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present.

THIS PROXY IS CONTINUED ON THE REVERSE SIDE

PLEASE DATE, SIGN AND MAIL THIS PROXY TODAY

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

QuickLinks

PROXY STATEMENT
INTRODUCTION
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
Pension Plan Table
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION(1)
PERFORMANCE GRAPH(1) COMPARE CUMULATIVE TOTAL RETURN AMONG PATHMARK STORES, INC. S&P 500 INDEX AND S&P GROUP INDEX
PROPOSAL 2 APPROVAL OF AMENDMENT TO THE PATHMARK STORES, INC. 2000 EMPLOYEE EQUITY PLAN
DESCRIPTION OF THE EEP
PROPOSAL 3 APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED PATHMARK STORES, INC. 2000 NON-EMPLOYEE DIRECTORS EQUITY PLAN
EQUITY COMPENSATION PLAN INFORMATION
INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
DEADLINE FOR STOCKHOLDER PROPOSALS
OTHER BUSINESS
Appendix A AMENDMENT NO. 1 TO THE AMENDED AND RESTATED PATHMARK STORES, INC. 2000 EMPLOYEE EQUITY PLAN (THE "EEP")
Appendix B AMENDMENT NO. 1 TO THE AMENDED AND RESTATED PATHMARK STORES, INC. 2000 NON-EMPLOYEE DIRECTORS EQUITY PLAN (THE "DIRECTORS PLAN")